Exhibit 24

POWER OF ATTORNEY

Directors of Lincoln Electric Holdings, Inc.

Each of the undersigned Directors of Lincoln Electric Holdings, Inc. hereby appoints Christopher L. Mapes, Steven B. Hedlund, Gabriel Bruno and Jennifer I. Ansberry, and each of them, as attorneys for the undersigned, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an Annual Report on Form 10-K for the year ended December 31, 2023 relating to Lincoln Electric Holdings, Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take any other action deemed necessary or appropriate to effect the filing of the documents.

Executed the date set forth below.

/s/ Steven B. Hedlund	/s/ Curtis E. Espeland	/s/ Brian D. Chambers
Steven B. Hedlund, Director	Curtis E. Espeland, Director	Brian D. Chambers, Director
February 20, 2024	February 20, 2024	February 20, 2024

/s/ Bonnie J. Fetch	/s/ Patrick P. Goris	/s/ Christopher L. Mapes
Bonnie J. Fetch, Director	Patrick P. Goris, Director	Christopher L. Mapes, Director
February 20, 2024	February 20, 2024	February 20, 2024

/s/ Michael F. Hilton	/s/ Marc A. Howze	/s/ Kathryn Jo Lincoln
Michael F. Hilton, Director	Marc A. Howze, Director	Kathryn Jo Lincoln, Director
February 20, 2024	February 20, 2024	February 20, 2024

/s/ Phillip J. Mason	/s/ Ben P. Patel	/s/ Hellene S. Runtagh
Phillip J. Mason, Director	Ben P. Patel, Director	Hellene S. Runtagh, Director
February 20, 2024	February 20, 2024	February 20, 2024

/s/ Kellye L. Walker
Kellye L. Walker, Director
February 20, 2024